UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005 (February 23, 2005)

Boston Life Sciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

20 Newbury Street, 5th Floor, Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 425-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 14, 2005, Boston Life Sciences, Inc. (the “Company”) filed a Form 8-K announcing that it had received notice of a Nasdaq Staff determination indicating that the Company’s common stock did not qualify for continued listing on The Nasdaq SmallCap Market based upon Nasdaq Marketplace Rule 4310(c)(4).

NASDAQ had previously notified the Company of its plan to de-list the Company’s securities from the NASDAQ SmallCap market for failure to comply with the $1 minimum bid price requirement. The Company appealed the delisting, and a hearing was scheduled for March 17, 2005. On February 4, 2005, the Company effected a 1-for-5 reverse stock split in an effort to regain compliance with the bid price requirement. During the ten day trading period ending February 18, 2005, the Company’s stock closed at a bid price above $1 on each day. On February 23, 2005, NASDAQ notified the Company that it had regained compliance with the bid price requirement, and that the hearing was cancelled.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON LIFE SCIENCES, INC.

Date: February 28, 2005	By:	/s/ Joseph Hernon
Joseph Hernon Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Boston Life Sciences, Inc. on February 24, 2005.